EXHIBIT 10.1


                              SCOTT'S LIQUID GOLD-INC.
                             2005 STOCK INCENTIVE PLAN

                           Effective Date:  March 31, 2005
                        Approved by Stockholders:  May 4, 2005
                          Termination Date:  March 31, 2015
                           As Amended On February 27, 2007


                              SCOTT'S LIQUID GOLD-INC.
                             2005 STOCK INCENTIVE PLAN

                                   INTRODUCTION

      The purpose of the Scott's Liquid Gold-Inc. 2005 Stock Incentive Plan (the "Plan") is to further the growth and development of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success. The Plan is also intended to assist the Company in attracting new Employees and Consultants and retaining existing Employees and Consultants; to encourage growth of the Company through incentives that are consistent with the Company's goals; to provide incentives for individual performance; and to promote teamwork.

                                   ARTICLE 1.

DEFINITIONS

      When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

	1.1 	Award. means the grant of Options, Restricted Stock or other stock-based grant under the Plan.

	1.2 	Board of Directors. means the Board of Directors of the
Company.

	1.3 	Cause. means "Cause," as defined in the Participant's employment agreement, if applicable, or if the Participant has not entered into an employment agreement with the Company, as determined in the sole and absolute discretion of the Company, a termination on account of dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets or conviction or confession of a crime punishable by law (except minor violations), in each such case as determined by the Plan Administrator, and its determination shall be conclusive and binding. Such actions constituting "Cause" shall include, without limitation, a violation of the Company's Code of Business Conduct and Ethics. A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause shall be deemed to have been terminated for Cause for purposes of the Plan.

	1.4 	Change in Control. means, as may be further limited by Code
Section 409A, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following:

		(a) 	Any third person, including a "group" as defined in
Section 13(d) or 14(d) of the Exchange Act, becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company.

		(b) 	The stockholder(s) of the Company approve: (i) any
agreement for a merger or consolidation of the Company with another entity, provided that there shall be no change of control if the persons and entities who were the stockholders of the Company immediately before such merger or consolidation continue to own, directly or indirectly, more than two-thirds of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such merger or consolidation;
(ii) any sale, exchange or other disposition of all or substantially all of the Company's assets; or (iii) a plan of complete dissolution or liquidation of the Company (or a complete dissolution or liquidation of the Company shall otherwise occur).

		(c) 	There is a consummated sale, exchange or other
disposition of greater than 50% in fair market value of the Company's assets, other than in the ordinary course of business, whether in a single transaction or a series of related transactions.

		In determining whether subsection (a) has been satisfied, the third person owning shares must be someone other than a person or an Affiliate of a person that, as of the Effective Date, was the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company.

		The Plan Administrator's reasonable determination as to whether such an event has occurred shall be final and conclusive.

	1.5 	Code. means the Internal Revenue Code of 1986, as amended
from time to time.

	1.6 	Common Stock or Stock. means the Company's Common Stock and
any share or shares of the Company's capital stock hereafter issued or issuable in substitution for such shares.

	1.7 	Consultant. means a consultant, agent, advisor or independent contractor who provides service to the Company and who does not receive wages subject to income tax federal withholding under Code Section 3401; provided, however, that such person is a natural person, renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital raising transaction and does not directly or indirectly promote or maintain a market for the Company's securities. Consultant does not include Directors who are not compensated by the Company for services as Directors, and the payment of a Director's fee by the Company for services as a Director shall not cause a Director to be considered a Consultant for purposes of the Plan.

	1.8 	Continuous Service. means that the Participant's service
with the Company, its Parent or Subsidiary, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company, its Parent or Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service. The Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

	1.9 	Director. means a member of the board of directors of the
Company, its Parent or Subsidiary.

	1.10 	Disability. means disability within the meaning of the
long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3).

	1.11 	Effective Date. means the effective date of the Plan, as
first set forth above.

	1.12 	Employee. means a common law employee of the Company or its
Subsidiary and any person who has accepted a binding offer of employment from the Company or its Subsidiary, but excludes any individual classified by the Company or its Subsidiary as an independent contractor or leased employee.

	1.13 	Exchange Act. means the Securities Exchange Act of 1934, as
amended from time to time.

	1.14 	Fair Market Value. means the value of the Common Stock,
determined in accordance with the following: If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or otherwise over the counter, then the Fair Market Value per share shall be deemed to be the average of the closing sales prices (or, if closing sales prices are not available for the trading market, the average of closing bid and asked prices) for the Common Stock or security for the five preceding trading days as reported in the Wall Street Journal or another publication or source for market prices selected by the Board of Directors. If there has not been trading of the Common Stock on a specific date, then a trading day is the next preceding day on which there was such trading. If none of these conditions apply, the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Plan Administrator by applying any reasonable valuation method.

	1.15 	Incentive Stock Option. means any option granted to an
eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

	1.16 	Nonqualified Stock Option. means any option granted to an
eligible Employee, Director or Consultant under the Plan that is not an Incentive Stock Option.

	1.17 	Option. means and refers collectively to Incentive Stock
Options and Nonqualified Stock Options.

	1.18 	Option Agreement. means the agreement specified in
Section 6.2.

	1.19 	Parent. means a parent corporation of the Company as defined in Code Section 424(e).

	1.20 	Participant. means any Employee, Director or Consultant who
is granted an Award under the Plan. Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

	1.21 	Plan Administrator. means the body that is responsible for
the administration of the Plan, as determined pursuant to Section 3.1.

	1.22 	Repriced . means any amendment or adjustment of the exercise price or the purchase price of an Award through amendment, cancellation, replacement grants or any other means.

	1.23 	Restricted Stock. means shares of Common Stock granted to a
Participant that are subject to the restrictions set forth in Article 8 of the Plan and the Restricted Stock Award Agreement. Restricted Stock also means any shares of the Company's capital stock issued as the result of a dividend on or split of Restricted Stock. Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

	1.24 	Restricted Stock Award Agreement. means the agreement
specified in Section 8.2 between the Company and a Participant pursuant to which Restricted Stock is granted to the Participant.

	1.25 	Restricted Stock Unit or RSU. means a contingent obligation
of the Company to deliver shares of Common Stock to the Participant who is a party to a Restricted Stock Unit Award Agreement pursuant to
Article 8 of the Plan. Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock on the date(s) specified herein. RSUs do not constitute issued and outstanding shares of Common Stock for any corporate purposes and do not confer on the Participant any right to vote on matters that are submitted to a vote of shareholders.

	1.26 	Restricted Stock Unit Award Agreement. means the agreement
specified in Section 8.2 between the Company and a Participant pursuant to which a contingent right to shares of Common Stock is granted to the Participant.

	1.27 	Restriction Period. means the period set forth in the
Restricted Stock Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

	1.28 	Rule 16b-3. means Rule 16b-3 promulgated by the Securities
Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

	1.29 	Stock Appreciation Right or SAR. means a standalone stock
appreciation right that has been granted pursuant to Article 7 of the Plan.

	1.30 	Stock Appreciation Right Award Agreement. means the agreement specified in Section 7.2 between the Company and a Participant pursuant to which a contingent right to shares of Common Stock is granted to the Participant.

	1.31 	Subsidiary. means a subsidiary corporation of the Company as defined in Code Section 424(f).

	1.32 	Termination Date. means the termination date of the Plan, as first set forth above.

                                   ARTICLE 2.

EFFECTIVE DATE

	The Effective Date of the Plan shall be the date on which the Plan is approved by the stockholders of the Company.

                                   ARTICLE 3.

ADMINISTRATION

	3.1 	PLAN ADMINISTRATOR.  The Plan shall be administered by the
Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors. Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service with the Company.
To the extent the Board considers it desirable for transactions relating to an Award to be eligible to qualify for an exemption under Rule 16b-3, the Plan Administrator shall consist of a committee of two or more Directors of the Company, all of whom qualify as "non-employee directors" within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to an Award to be eligible to qualify for an exemption under Code Section 162(m), the Plan Administrator shall consist of a committee of two or more Directors of the Company, all of whom qualify as "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee, in each case as the Board deems appropriate to permit transactions in Common Stock pursuant to the Plan and to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

	3.2 	MEETINGS AND ACTIONS.  The Plan Administrator shall hold
meetings at such times and places as it may determine. A majority of the members of the Plan Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Plan Administrator shall be the acts of the Plan Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

	3.3 	POWERS OF PLAN ADMINISTRATOR.  The Plan Administrator shall
have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In selecting Participants and granting Awards, the Plan Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Subsidiaries and such other factors as the Plan Administrator shall determine.

	3.4 	INTERPRETATION OF PLAN.  The Plan Administrator may correct
any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder. The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

                                    ARTICLE 4.

STOCK SUBJECT TO THE PLAN

	4.1 	PLAN LIMIT.  Subject to the provisions of Section 4.4, the
aggregate number of shares of Common Stock that may be issued under
Awards granted pursuant to the Plan shall not exceed [		]
shares. Shares that may be issued under Awards may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose.

	4.2 	INDIVIDUAL LIMIT.  During any single calendar year, no
Participant shall be eligible to be granted Awards exceeding 10% of the limits set forth in Section 4.1. From the Effective Date to the date on which the Plan terminates, no Participant shall be eligible to be granted Awards exceeding 20% of the limits set forth in Section 4.1.

	4.3 	UNUSED STOCK.  If any outstanding Award under the Plan
expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan; provided, however, that subject to the provisions of Section 4.4 relating to adjustments, the aggregate maximum number of shares of Common Stock that may be issued as Incentive Stock Options shall be the number of shares of Common Stock as may be approved by the stockholders of the Company from time to time for issuance as Incentive Stock Options under Section 4.1.

	4.4 	ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES.

		(a) 	In General.  If there is any change, increase or
decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by the Company (each a Capitalization Event), then in each such event, the Plan Administrator shall make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, the number of shares of Common Stock subject to each outstanding Award and the exercise prices in order to prevent the dilution or enlargement of any Participant's rights. In the event of any adjustment in the number of shares of Common Stock covered by any Award, including those provided in subsection (b) below, each such Award shall cover only the number of full shares resulting from such adjustment. The Plan Administrator's determinations in making any adjustment shall be final and conclusive.

		(b) 	Adjustments for Certain Distributions of Property.  If
the Company at any time distributes with respect to its Common Stock securities or other property (except cash or Common Stock), a proportionate part of those securities or other property shall be set aside and delivered to the Participant when he exercises an Option or the restrictions on Restricted Stock lapse. The securities or other property shall be in the same ratio to the total securities and property set aside for the Participant as the number of shares of Common Stock with respect to which the Option is then exercised or the Restricted Stock then vests is to the total shares of Common Stock subject to the Award.

		(c) 	Exceptions to Adjustment.  Except as expressly provided
herein, the issue by the Company of shares of Common Stock of any class, or securities convertible into or exchangeable for shares of Common
Stock of any class, for cash or property or for labor or services, or upon sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Award granted under the Plan.

	4.5 	RETENTION OF RIGHTS.  The existence of this Plan and any
Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company's capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether similar or not.

	4.6 	CANCELLATION OF AWARD.  The Plan Administrator may at any
time cancel an Award, whether vested or unvested, if the Participant engages in conduct that the Plan Administrator in its sole discretion determines to be detrimental to the best interest of the Company.
Without limiting the foregoing, the Plan Administrator may cancel all or any portion of an Award, whether vested or unvested, if the Plan Administrator determines that the Participant has failed at an time during the Participant's employment or other affiliation with the Company to comply with any policies or procedures of the Company, including the Company's Code of Business Conduct and Ethics.

                                    ARTICLE 5.

ELIGIBILITY

	All full-time and part-time Employees shall be eligible to receive any Award under the Plan. Directors and Consultants who are not Employees shall be eligible to receive any Award, other than Incentive Stock Options, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

                                   ARTICLE 6.

STOCK OPTIONS

	6.1 	GRANT OF OPTIONS.  The Plan Administrator may from time to
time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted.
No Employee may be granted Incentive Stock Options to the extent that the aggregate Fair Market Value (determined as of the time each Option is granted) of the Common Stock with respect to which any of the Employee's Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000. To the extent that the limitation set forth in the preceding sentence has been exceeded, the Options that exceed the annual limitation shall be deemed to be Nonqualified Stock Options rather than Incentive Stock Options.

	6.2 	OPTION AGREEMENT.  Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified
Stock Options), and shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Option pertains.
More than one Option, and any combination of Options, SARs and Restricted Stock Awards, may be granted to an eligible person.

		(a) 	Option Price.  The Option price (i.e., exercise price)
per share of Common Stock under each Option shall be determined by the Plan Administrator and stated in the Option Agreement. The Option price for any Options granted under the Plan shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option. The exercise price of the Common Stock under each Option may not be Repriced.

		(b) 	Duration of Options.  Each Option shall be of a
duration as specified in the Option Agreement; provided, however, that the term of any Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.

		(c)	Vesting.  Unless otherwise stated in the Option
Agreement, Options shall be fully vested. Any vesting schedule may be waived or accelerated by the Plan Administrator at any time.

		(d) 	Additional Limitations on Grant for 10% Stockholders.
No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive
Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

		(e) 	Rights as Stockholder.  A Participant shall have no
rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

		(f) 	Other Terms and Conditions.  The Option Agreement may
contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator.

	6.3 	MANNER OF EXERCISE.  Subject to the limitations and
conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Chief Financial Officer of the Company, which notice shall specify the number of whole shares of Common Stock to be purchased and shall be accompanied by (a) payment in full to the Company of the exercise price of the whole number of shares to be purchased;
plus (b) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; and (c) representations meeting the requirements of Section 11.4 if requested by the Company. The conditions of this section shall be satisfied at the time that the Option or any part thereof is exercised, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

	6.4 	PAYMENT OF OPTION PRICE.  Payment for shares and withholding taxes shall be in the form of either (a) cash, (b) a certified or bank cashier's check to the order of the Company, or (c) shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market
Value of which on the date of receipt by the Company equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, provided that such shares have been held outright by the Participant for at least six months, (d) any other form of legal consideration that may be acceptable to the Plan Administrator, or (e) in any combination thereof; provided, however, that no payment may be made in shares of Common Stock unless the Plan Administrator has approved of payment in such form by such Participant with respect to the Option exercise in question. If the Common Stock is registered under Section 12 of the Exchange Act at the time an Option is exercised and if the procedure stated in this sentence is expressly permitted by the Plan Administrator, and to the extent the option is exercised for vested shares, then payment may also be made through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions (1) to a brokerage firm designated by the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes, and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                                    ARTICLE 7.

STOCK APPRECIATION RIGHTS

	7.1 	GRANT OF SARS.  The Plan Administrator may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants should receive SARs, the number of shares subject to such SARs, and the dates on which such SARs are to be granted. The grant of the SAR shall be evidenced in a written Stock Appreciation Rights Award Agreement. The Stock Appreciation Rights Award Agreement shall state the number of shares of SARs being granted, as designated by the Plan Administrator, the exercise price per share of each SAR, and the duration of the SAR.

	7.2 	AWARD AGREEMENT.  Each SAR granted under the Plan shall be
evidenced by a written Stock Appreciation Right Award Agreement setting forth the terms upon which the SAR is granted. Each Stock Appreciation Right Award Agreement shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that SAR pertains.
More than one SAR, and any combination of Options, SARs and Restricted Stock Awards, may be granted to an eligible person.

		(a) 	SAR Exercise Price.  The exercise price per share of
Common Stock under each SAR shall be determined by the Plan Administrator shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted ) of the Common Stock subject to the SAR, and shall be stated in the Stock Appreciation Right Award Agreement. The exercise price of the Common Stock under each SAR may not be Repriced.

		(b) 	Duration of SARs.  Each SAR shall be of a duration as
specified in the Stock Appreciation Right Award Agreement; provided, however, that the term of any SAR shall be no more than ten years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

		(c) 	Vesting.  Unless otherwise stated in the Stock
Appreciation Right Award Agreement, SARs shall be fully vested. Any vesting schedule may be waived or accelerated by the Plan Administrator at any time.

		(d) 	Rights as Stockholder.  A Participant shall have no
rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR until the date of the issuance of the stock certificate for such shares.

		(e) 	Other Terms and Conditions.  The Stock Appreciation
Right Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant's ability to exercise an SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator.

	7.3 	MANNER OF EXERCISE.  Subject to the limitations and
conditions of the Plan or the Stock Appreciation Right Award Agreement, a SAR shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Chief Financial Officer of the Company, which notice shall specify the number of whole shares of Common Stock to be purchased and shall be accompanied by (a) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the SAR; and
(b) representations meeting the requirements of Section 11.4 if requested by the Company. The conditions of this section shall be satisfied at the time that the SAR or any part thereof is exercised, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant. The effective date of exercise of a SAR shall be the date on which the Company shall have received notice from the Participant of the exercise thereof. Upon the exercise of SARs, the Participant shall receive a number of shares of Common Stock having a Fair Market Value equal to the Fair Market Value on the date of exercise of such SAR of the number of shares of Common Stock with respect to which such SAR shall have been exercised over the aggregate exercise price of the SAR or portion thereof exercised.

                                   ARTICLE 8.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

	8.1 	GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  The
Plan Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors, or Consultants should receive grants of Restricted Stock and/or Restricted Stock Units, the number of shares with respect to which Restricted Stock or RSUs are to be granted to each such eligible Employee, Director, and Consultant, the dates on which such Awards are to be granted, and the restrictions applicable to each Award grant.

	8.2 	AWARD AGREEMENT.  Each Restricted Stock Award or RSU granted under the Plan shall be evidenced by a written Award Agreement setting forth the terms upon which the Award is granted. Each Award Agreement shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Award pertains; the price, if any, to be paid by the Participant for the shares; and the restrictions applicable to each grant. More than one Award may be granted to an eligible person. The terms of any Award Agreement need not be identical to the terms of any other Award Agreement applicable to other grants under the Plan to the same or other Participants. No Restricted Stock or RSU shall be issued under the Plan until the Participant provides the Company with a signed Restricted Stock or RSU Award Agreement in the form specified by the Plan Administrator with respect to the grant of such Restricted Stock or RSU to that Participant. No shares of Common Stock shall be issued under the Plan with respect to a Restricted Stock Unit
Award until the Participant provides the Company with a signed Award Agreement and satisfies the conditions described in that Award Agreement.

		(a) 	Issuance of Restricted Stock.  The right to receive
Restricted Stock shall be conditioned upon the delivery of the purchase price, if any, by the Participant by (i) payment in full, in cash, check, or by certified or bank cashier's check to the Company (or payment by such other consideration as shall be permitted by the Plan Administrator) or, upon approval of the Plan Administrator, shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate purchase price of the shares; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the vesting of the Restricted Stock or the Participant's election under Code Section 83(b);
 (iii) a representation meeting the requirements of Section 11.4 if requested by the Plan Administrator; and (iv) a copy of the executed Restricted Stock Award Agreement in the form specified by the Plan Administrator with respect to the grant of Restricted Stock to that Participant.

		(b) 	Purchase Price.  Restricted Stock may be granted under
the Plan without the payment of a purchase price. If a grant is made with a purchase price, the purchase price of the Restricted Stock may not be Repriced.


		(c) 	Vesting.  Unless otherwise stated in the Restricted
Stock Award Agreement or Restricted Stock Unit Award Agreement, as applicable, the Award shall be fully vested. Any vesting schedule may be waived or accelerated by the Plan Administrator at any time.

		(d) 	Redemption of RSUs.  Subject to the limitations and
conditions of the Plan or the Restricted Stock Unit Award Agreement,
RSUs shall be redeemed, in whole or in part, from time to time, according to the terms of the applicable Restricted Stock Unit Award Agreement, which notice shall specify the number of whole shares of Common Stock to be issued; provided that the Participant provides the Company
(a) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the redemption of the RSU; and (b) representations meeting the requirements of Section 11.4 if requested by the Company. The conditions of this section shall be satisfied at the time that the RSU or any part thereof is redeemed, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

		(e) 	Stock Certificates.  The stock certificate or
certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted. Such certificates shall remain in the custody of the Company and the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Restricted Stock Award Agreement.

		(f) 	Restrictions and Rights.  Restricted Stock shall
constitute issued and outstanding shares of Common Stock for all corporate purposes. The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this Article 8. The Restricted Stock Award Agreement or Restricted Stock Unit Award Agreement, as applicable, may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate.

		(g) 	Forfeiture.  If the Participant fails to satisfy any
applicable restrictions (including without limitation any vesting requirements), terms and conditions set forth in this Plan or in the Restricted Stock Award Agreement or Restricted Stock Unit Award
Agreement, as applicable, for any reason, any Restricted Stock or RSUs held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the applicable Award Agreement. The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company's stock ledger.

                                    ARTICLE 9.

TERMINATION OF CONTINUOUS SERVICE

	9.1 	TERMINATION OF CONTINUOUS SERVICE FOR OPTIONS AND SARS.  This
Section 9.1 applies only to Options and SARs. Any vesting of any Award shall cease upon termination of the Participant's Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service. Any
Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

		(a) 	Termination Other than for Cause.  Subject to any
limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant's Continuous Service, and (ii) for a period of three months after the date of termination of the Participant's Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

		(b) 	Termination by Death.  Notwithstanding subsection (a),
if a Participant's Continuous Service should terminate as a result of the Participant's death, or if a Participant should die within a period of three months after termination of the Participant's Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant's estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

		(c) 	Termination by Disability.  Notwithstanding subsection
(a), if a Participant's Continuous Service should terminate by reason of the Participant's Disability, the Participant may exercise the Award at any time within one year after the date of termination but not later than the expiration date of the Award.

		(d) 	Termination for Cause; Breach of Covenant Not to
Compete or Nondisclosure Agreement. Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, all unexercised Awards granted to the Participant shall terminate immediately if the Participant is terminated for Cause, breaches any obligation under a covenant not to compete with the Company or any of its Subsidiaries, or breaches any obligation under an agreement not to use or disclose proprietary information obtained from or through the Company or any of its Subsidiaries, upon such occurrence.

		(e) 	Extension of Option Termination Date.  The Plan
Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section. Such extension may be made in the Award Agreement as originally executed or by amendment to the Award Agreement, either prior to or following termination of a Participant's Continuous Service. The Plan Administrator shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in subsections (a), (b) and (c) prior to the termination of the Participant's Continuous Service or without the approval of the Participant, which may be granted or withheld in the Participant's sole discretion. Any extension of the termination date of an Incentive
Stock Option may be deemed to be the grant of a new Option for purposes of the Code.

	9.2 	TERMINATION OF CONTINUOUS SERVICE FOR RESTRICTED STOCK AND
RSUS. In the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested Restricted Stock or RSUs held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service unless otherwise provided in the applicable Award Agreement.

                                    ARTICLE 10.

CHANGE IN CONTROL

	10.1 	SUBSTITUTION OF AWARDS.  In the event of a Change in Control
Event, any surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control Event ) for those outstanding under the Plan.

	10.2 	ACCELERATION OF VESTING.  In the event of a Change in Control
Event, then the vesting of Awards held by Participants whose Continuous Service has not terminated (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full. In anticipation of a Change in Control Event, the Plan Administrator may, upon written notice to all Participants holding Awards, provide that all unexercised Awards must be exercised upon the Change in Control Event or within a specified number of days of the date of such change in Control Event or such Awards will terminate. In response to such notice, a Participant may make an irrevocable election to exercise the Participant's Award contingent upon and effective as of the effective date stated in such notice. Any Award shall terminate if not exercised upon the time frame stated in the notice. The Plan Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control Event. Prior to such a Change in Control
Event, the Plan Administrator may, in its sole discretion, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for consideration similar to that received by stockholders of Common
Stock of the Company in the Change in Control Event, less the exercise price required under such Awards. Notwithstanding this Section 10.2 and
Section 1.4, there shall not be a Change of Control Event for purposes of this Section 10.2 (including, without limitation, any accelerated vesting) if (a) the transaction or transactions which would otherwise result in a Change of Control Event are not a complete dissolution or liquidation of the Company or stockholder approval of a complete dissolution or liquidation, (b) the persons and entities who are stockholders of the Company immediately before such transaction or transactions continue to own, directly or indirectly, more than 2/3 of the outstanding voting securities of the corporation resulting from such transaction or transactions in substantially the same proportion as their ownership of the voting securities of the Company outstanding immediately before such transaction or transactions and (c) the Company and its Subsidiaries continue operations of an active business immediately after such transaction or transactions.

                                    ARTICLE 11.

ISSUANCE OF SHARES

	11.1 	TRANSFER OF SHARES TO PARTICIPANT.  As soon as practicable
after (a) a Participant has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 6.3, with respect to an Option, or (b) a Participant has satisfied any applicable restrictions, terms and conditions set forth in this Plan or in the Stock Appreciation Award Agreement with respect to a SAR, or (c) a Participant has satisfied any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Award Agreement with respect to a Restricted Stock Award, or (d) a Participant has satisfied any applicable restrictions, terms and conditions set forth in this Plan or in the Restricted Stock Unit Award Agreement with respect to an RSU, the Company shall register a certificate in such Participant's name for the number of shares of Common Stock as to which the Award has been exercised or satisfied and shall, upon the Participant's request, deliver such
certificate to the Participant.   In no event shall the Company be
required to transfer fractional shares to the Participant, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares on the date of exercise or vesting, as applicable.
	11.2 	LEGEND.  All certificates evidencing shares of Common Stock
originally issued pursuant to this Plan or subsequently transferred to any person or entity, and any shares of capital stock received in respect thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Participant or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

	11.3 	COMPLIANCE WITH LAWS.  If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Participant until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares. If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares upon exercise of Options or vesting of an Award under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise of such Options or vesting of an Award unless and until such authority is obtained.

	11.4 	INVESTMENT REPRESENTATION.  The Company may require any
Participant, as a condition precedent to exercising any Option or acquiring or exercising any SAR, Restricted Stock, or RSU, to provide a written representation providing assurances satisfactory to the Company (a) as to the Participant's knowledge and experience in financial and business matters and/or that the Participant has engaged a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, (b) that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock or other security; and (c) that the Participant is acquiring the stock subject to the Option, SAR, Restricted Stock or RSU for such person's own account and not with any present intention of selling or otherwise distributing the stock. Such a representation shall not be required if (1) the issuance of the shares pursuant to an Award has been registered under a then currently effective registration statement under the Securities Act, or (2) as to any particular requirement, a determination is made by counsel for the Company that such representation is not required.

                                   ARTICLE 12.

AMENDMENT AND TERMINATION

	12.1 	AMENDMENT OF THE PLAN.  The Board of Directors may at any
time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares which may be issued under the Plan shall not be increased, except as provided in Section 4.4, and no amendment shall be made which reduces exercise price for the grant of any Option, SAR or RSU or purchase price for the grant of any Restricted Stock as required by the Plan, except as provided in Section 4.4, or which materially modifies the requirements as to eligibility under the Plan to receive any Award. Subject to the terms and conditions of the Plan, the Plan Administrator may modify, extend or renew outstanding Awards granted under the Plan, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of the Participant.

	12.2 	TERMINATION OF THE PLAN.  This Plan shall not have any fixed
Termination Date. The Board of Directors may at any time suspend or terminate the Plan. No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the Participant. Notwithstanding the foregoing, no Award under the Plan may be granted any time after ten years after the Effective Date of the Plan.

                                   ARTICLE 13.

GENERAL PROVISIONS

	13.1 TAX OBLIGATIONS.

		(a) 	General.  To the extent provided by the terms of an
Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the right to withhold from any compensation paid to the Participant by the Company, its Parent or Subsidiary) or by a combination of such means: (i) tendering a cash payment; (ii) if and only if permitted by the Plan Administrator, authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); or (iii) if and only if permitted by the Plan Administrator, delivering to the Company owned and unencumbered shares of Common Stock.

		(b) 	Code Section 409A.  To the extent required to avoid
penalties under Code Section 409A, the Plan Administrator intends any Award issued under the Plan to comply in all respects with Code
Section 409A and related regulations and intends to interpret and administer any Award issued under the Plan in accordance with Code
Section 409A. Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Code Section 409A, shall be borne by the Participant.

	13.2 	NO EMPLOYMENT RIGHTS.  Nothing contained in this Plan or in
any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's Continuous Service by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

	13.3 	NONTRANSFERABILITY OF AWARDS.  Awards granted pursuant to
the Plan are not transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Awards contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Award, the Award shall immediately become null and void. Notwithstanding the foregoing, to the extent specified in an Award Agreement, an Award may be transferred by a Participant solely to
(1) the Participant's immediate family (children, grandchildren, or spouse) or trusts or other entities established for the benefit of the Participant's immediate family; or (2) the trust underlying a nonqualified deferred compensation plan established and maintained by the Company, to the extent specifically permitted in the trust agreement.
Any such transfer of an Incentive Stock Option shall result in the conversion of the Option to a Nonqualified Stock Option.

	13.4 	PARTICIPANTS IN FOREIGN COUNTRIES.  The Plan Administrator
shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.
13.5 OTHER EMPLOYEE BENEFITS. Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

	13.6 	CONFIDENTIALITY OF INFORMATION.  Information regarding the
grant of Awards under this Plan is confidential and may not be shared with anyone other than the Participant's immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

	13.7 	SEVERABILITY.  If any provision of this Plan is held by any
court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions. Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

	13.8 	GOVERNING LAW AND VENUE.  This Plan, and all Awards granted
under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Colorado without regard to conflicts of laws principles. Resolution of any disputes under the Plan or any Award under the Plan shall only be held in courts in Denver County, Colorado.

	13.9 	USE OF PROCEEDS.  Any cash proceeds received by the Company
from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      Adopted as of the Effective Date as first set forth above.


Prepared by
HOLLAND & HART LLP
  ATTORNEYS AT LAW
SUITE 3200
555 SEVENTEENTH STREET
DENVER, COLORADO 80202-3979
(303) 295-8000


ASPEN    BILLINGS    BOISE    BOULDER    CASPER    CHEYENNE
COLORADO SPRINGS    DENVER    DENVER TECH CENTER    JACKSON HOLE
SALT LAKE CITY    SANTA FE    WASHINGTON, D.C.